LEASE DETAILS

This Lease is made on: 25th September 2005

1. **Landlord**: The Dubai Technology and Media Free Zone Authority by virtue of Law No. 1 of 2000 of the Emirate of Dubai (as amended), of P.O. Box 73000, Dubai, United Arab Emirates (Facsimile No: +971 4 391 9000)

2. **Tenant**: Efonica FZ-LLC, Dubai, United Arab Emirates, (Facsimile No +971 (4) 390 8872)

3. **Building**: the building identified in the definition of the Premises in Article 8 below.

4. **Commencement Date**: 01-Jan-2006

5. **Expiry Date**: 31-Dec-2006

6. **Lease Period**: a period of one (1) year from the Commencement Date and ending on the Expiry Date, subject to earlier termination.

7. **Permitted Use**: the activities as set out in the Licence obtained by the Tenant from the Landlord to operate in the TECOM Zone.

8. **Premises**: the premises situated at TECOM Zone in Building No. DIC 09, being Premises No. G02&G03 consisting of a floor space of 1,282 sq.ft more or less.

9. **Rent**: the amount calculated at the rate of AED 115 per sq.ft of Premises per year for the Lease Period plus the Service Charge calculated at the rate of AED. 5 per sq.ft of Premises per year for the Premises equalling a Total Rent of Dirhams. One Hundred Fifty Three Thousand Eight Hundred Forty Only (AED 153,840.00) for the Lease Period. The Total Rent is payable in advance on the following dates in instalments and in such amounts as the landlord shall advice:

   - An amount of Dirhams AED 52,306.00 on 01-Jan-2006
   - An amount of Dirhams AED 50,767.00 on 01-May-2006
   - An amount of Dirhams AED 50,767.00 on 31-Aug-2006

RK
Initial

10. **Lease Terms**: means the standard Lease Terms issued by the Landlord (and as may be varied from time to time by the Landlord) which Lease Terms form the Terms and Conditions of this Lease. A copy of the Lease Terms has been made available to the Tenant. The Tenant may also access the Lease Terms on-line at the URLs:
    - *www.dic.ae*
    - *www.dmc.ae*
    - *www.kv.ae*

RK
Initial

Acceptance

The Landlord leases the Premises to the Tenant in consideration of the Total Rent for the Lease Period and the Tenant accepts the Lease subject to the Lease Terms.

Accepted by the Landlord
by its authorised representative

Authorised Signatory
TECOM

accepted by the Tenant
by its authorised representative

Roger Elie Karam
Efonica FZ-LLC